Exhibit A

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of    Common Shares of Vitru Limited is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: January 18, 2023

CRESCERA GROWTH CAPITAL MASTER V FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

By:	/s/ Felipe Argalji
Name:	Felipe Argalji
Title:	Director of Crescera Asset Management Ltda.

By:	/s/ Daniel Borghi
Name:	Daniel Borghi
Title:	Director of Crescera Asset Management Ltda.

CRESCERA GROWTH CAPITAL V CO-INVESTIMENTO III FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES MULTIESTRATÉGIA

By:	/s/ Felipe Argalji
Name:	Felipe Argalji
Title:	Director of Crescera Asset Management Ltda.

By:	/s/ Daniel Borghi
Name:	Daniel Borghi
Title:	Director of Crescera Asset Management Ltda.

CRESCERA ASSET MANAGEMENT LTDA.

By:	/s/ Felipe Argalji
Name:	Felipe Argalji
Title:	Director

By:	/s/ Daniel Borghi
Name:	Daniel Borghi
Title:	Director

CRESCERA INVESTIMENTOS LTDA.

By:	/s/ Felipe Argalji
Name:	Felipe Argalji
Title:	Director

By:	/s/ Daniel Borghi
Name:	Daniel Borghi
Title:	Director

CRESCERA PARTNERS S.A

By:	/s/ Felipe Argalji
Name:	Felipe Argalji
Title:	Director

By:	/s/ Daniel Borghi
Name:	Daniel Borghi
Title:	Director